Exhibit 99.2

                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT, dated as of March 20, 2005, by and between Security Intelligence Technologies, Inc., a Florida corporation with offices at 145 Huguenot Street, New Rochelle, NY 10801 (the "Corporation"), and Chris R. Decker, whose address is 17 Esmond Place, Tenafly, NJ 07670 ("Executive," and, together with the Corporation, the "Parties").

                                   WITNESSETH:

      WHEREAS, the Executive is presently serving as the Corporation's chief financial officer; and

      WHEREAS, the Corporation wishes to continue to employ Executive in such capacity and Executive wishes to accept such employment on and subject to the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties hereby agree as follows:

      1. EMPLOYMENT. The Corporation hereby employs Executive and Executive hereby accepts such employment, as an executive officer of the Corporation, subject to the terms and conditions set forth in this Agreement.

      2. DUTIES.

            (a) Executive shall serve as the Corporation's Chief Financial Officer, and he shall have the duties and responsibilities associated with the chief financial officer of a public corporation. Additionally, during the Employment Term, as hereinafter defined, the Corporation shall include Executive as one of the board of directors' nominees for election as a director. Executive shall report to the Corporation's board of directors (the "Board of Directors"). Executive shall also perform such other duties and responsibilities as may be determined by the Board, as long as such duties and responsibilities are consistent with those of the Chief Financial Officer.

            (b) Executive shall serve as a director of the Corporation and any of its subsidiaries, if elected, and in such executive capacity or capacities with respect to any affiliate of the Corporation to which he may be elected or appointed, provided that such duties are consistent with those of the Corporation's Chief Financial Officer. Executive shall receive no additional compensation for services rendered pursuant to this Section 2.2.

            (c) During the Employment Term, Executive shall devote substantially all of his business time and efforts to the performance of his duties hereunder unless otherwise authorized by the Board of Directors. Executive shall not be precluded from engaging in charitable and community activities, managing his personal and financial affairs and engaging in other non-competitive activities, provided that such activities shall not interfere in any material way with Executive's duties pursuant to this Agreement.

3. TERM.

            (a) The term of Executive's employment, unless sooner terminated as provided herein, shall be for a period of five (5) years commencing on the date hereof and ending on March 31, 2010 (the "Initial Term") and shall continue on a year-to-year basis thereafter unless terminated by either the Corporation or Executive on not less than three (3) months written notice prior to the expiration of the Initial Term or any one-year extension. The Initial Term and the one-year extensions, if any, are collectively referred to as the "Employment Term."

            (b) Notwithstanding the provisions of Section 3.1 of this Agreement, as long as this Agreement shall not have been terminated pursuant to Section 5 of this Agreement, Executive, on ninety (90) days written notice to the Board of Directors, shall have the right to terminate the Employment Term, in which event the Employment Term shall end on the date set forth in such notice with the same effect as if such date were the last day of the Employment Term set forth in
Section 3.1 of this Agreement.

            (c) Immediately following the Employment Term, whether the Employment Term shall have expired pursuant to Section 3.1 of this Agreement or terminated by the Executive pursuant to Section 3.2, but excluding any termination of employment pursuant to Section 5 of this Agreement, Executive shall have the right, at his election, to serve as a consultant to the Corporation during the Consulting Term. The Consulting Term shall mean the two
(2) year period immediately following the expiration or termination of the Employment Term. The Employment Term and the Consulting Term are collectively referred to as the Term.

            (d) During the Consulting Term, Executive shall serve as a consultant to the Corporation and shall report to such executive officer as shall be designated by the Corporation's chief executive officer. The nature of Executive's services during the Consulting Term shall be as mutually agreed upon by the Corporation's chief executive officer and Executive, and may include services relating to the Corporation's strategy for marketing its products and developing its business plan. Executive shall be required to devote such time to his services for the Corporation as he may determine, it being understood that the services being rendered during the Consulting Term shall not be the Executive's principal activity and that the Executive may engage in such business, charitable and personal activities as he may determine, subject to the provisions of Sections 7 and 8 of this Agreement. In rendering services during the Consulting Term, the Corporation shall not require the Executive to perform services which would interfere with his other business, charitable and personal activities or which would require him to return from or change his plans for any vacations, and, if he so elects, the Executive may perform such services from his residence.

      4. COMPENSATION.

            (a) (i) During the Employment Term, the Corporation shall pay Executive an annual base salary (the "Base Salary") of one hundred twenty thousand dollars ($120,000). On each July 1st during the Term (commencing on July 1, 2005), Executive shall be entitled to receive a 10% increase in his Base Salary if the Corporation's Adjusted Net Income, as hereinafter defined, for the fiscal year ending on the most recent June 30th is at least $250,000 greater than the Adjusted Net Income for the prior fiscal year. If the Adjusted Net Income for the year is a loss, Executive shall be entitled to such increase in Base Salary if the loss for the fiscal year in question is less than the loss for the prior fiscal year by at least $250,000. Executive may receive an increase in his base salary greater than 10% or may receive an increase if the Corporation does not meet the performance criteria at the discretion of the Board of Directors, with Executive not participating in either the determination of the performance criteria or the amount of the increase in Base Salary.

                  (ii) As used in this Agreement, Adjusted Net Income shall mean the Corporation's consolidated net income determined in accordance with generally accepted accounting principles consistently applied, as reported in its Form 10-KSB plus any non-cash expenses ("Security Issuance Expenses") incurred in connection with the issuance of equity securities in connection with the private placement or public offering of the Corporation's debt or equity securities.

            (b) Executive's Base Salary shall be paid in substantially equal installments on a basis consistent with the Corporation's payroll practices for senior executives.

            (c) For each fiscal year commencing on June 30, 2005, Executive shall be eligible for a cash bonus determined by the Board of Directors, with Executive not participating in the determination of the amount of the bonus, however, the bonus will not be less than 10% of Executive's Base Salary.

            (d) Effective as of the date of this Agreement, the Corporation has granted Executive a non-qualified stock option to purchase 1,000,000 shares of the Corporation's common stock at an exercise price equal to the last reported sales price of the Corporation's common stock on the OTC Bulletin Board on the date of this Agreement, being the date of grant. The option shall have an exercise period which expires on March 31, 2015, shall vest cumulatively as to 500,000 shares immediately and as to the remaining 500,000 shares one year from the date of this Agreement; provided, however, that if Executive's employment is terminated in accordance with Section 5.5 or Section 5.6 of this Agreement, all unvested options shall vest immediately. The option is non-transferable, and may be exercisable only by Executive, or, in the event of his death or incompetence, by his legal representative. In the event of Executive's death, the option may be exercised during the period ending on the later of the expiration date of the option or one year from the date of death.

            (e) The Corporation shall issue to Executive 1,000,000 shares of series C preferred stock of the Corporation ( "Preferred Stock"). The shares of Preferred Stock have a liquidation preference of $.01 per share, and after payment of the liquidation preference, the holders of the Preferred Stock would share on a share-for-share basis with the holders of the Common Stock on an "as if converted" basis. Each share of Preferred Stock is convertible into one share of common stock if the Company has either consolidated annual net revenue, determined in accordance with generally accepted accounting principles, of at least $6,000,000 or consolidated net income before taxes and Security Issuance Expenses, as reported in the Corporations' Form 10-KSB, of at least $250,000 for any fiscal year ending on or prior to July 1, 2010 or if there is a change in control as defined in section 5.5 of this Agreement. In the event that the neither the revenue or the net income before taxes and Security Issuance Expenses set forth in the preceding sentence shall have been met by the Corporation's last fiscal year ending on or prior to July 1, 2010, the holders of the Preferred Stock shall have no rights thereunder, and the holders of the Preferred Stock shall be required to convey all of the shares of Preferred Stock to the Corporation without consideration. The certificates for the shares of Preferred Stock shall bear a legend referred to this obligation on the part of the holder. Executive shall pay or provide for any withholding taxes due in connection with the issuance and/or conversion of the Preferred Stock.

            (f) During the Term, the Corporation shall promptly reimburse Executive for all reasonable and necessary travel expenses and other disbursements incurred by Executive on behalf of the Corporation in performance of Executive's duties hereunder, assuming Executive has received prior approval for such travel expenses and disbursements by the Corporation to the extent possible, consistent with the Corporation's policies with respect to the reimbursement of expenses; provided, however, that during the Consulting Term, all expenses shall require prior approval by the Corporation.

            (g) During the Employment Term, Executive shall be entitled to participate in such pension, profit sharing, group insurance, option plans, hospitalization, and group health and benefit plans and all other benefits and plans as the Corporation provides to its senior executives. During the Consulting Term, Executive shall be entitled to participate in such profit sharing, hospitalization and group health plans and benefits are the Corporation provides to its senior executive officers.

            (h) Notwithstanding anything to the contrary in this Agreement, any remuneration under this Agreement or any other agreements to which the Corporation and Executive are parties in respect of employment that is not deductible for any taxable year of the Corporation because of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") will, at the election of the Corporation, be deferred until the first day that any excess remuneration becomes deductible under Section 162(m) or by virtue of its repeal or amendment. Any such deferred payment will bear interest at the prime rate of JP Morgan Chase Bank, NA plus one percentage point beginning with the date such payment is first deferred. For purposes of determining prime rate, the prime rate in effect on the first day of a calendar quarter shall be the prime rate for the entire quarter. Notwithstanding any provision in this Agreement to the contrary, this
Section 4.8 shall survive the termination of this Agreement.

            (i) During the Consulting Term, Executive shall be entitled to compensation at the annual rate equal to 50% of the sum of (a) Executive's Base Salary in effect on the day prior to the first day of the Consulting Term, and
(b) the Bonus, if any, that Executive received for the last fiscal year ending prior to the commencement of the Consulting Term.

      5. TERMINATION.

            (a) This Agreement shall terminate upon the death of Executive; provided, however, that the Corporation shall continue to pay to the estate of Executive the Base Salary in effect on the date of this death until the earlier of twelve (12) month period following Executive's death or the end of the Employment Term.

            (b) This Agreement and Executive's employment may be terminated by Executive or the Corporation on not less than thirty (30) days' written notice in the event of Executive's Disability. The term "Disability" shall mean any illness, disability or incapacity of Executive which prevents him from substantially performing his regular duties for a period of ninety (90) consecutive days or one hundred eighty (180) days, even though not consecutive, in any twelve (12) month period. In the event Executive's employment is terminated pursuant to this Section 5.2, the Corporation shall have no further obligations to Executive with respect to this Agreement.

            (c) (i) In the event Executive is discharged for Cause, as hereinafter defined, or in the event that Executive resigns, other than pursuant to Section 5.5 or 5.6 of this Agreement, then upon such occurrence, this Agreement and Executive's employment shall be deemed terminated, and the Corporation shall have no further obligations to Executive with respect to this Agreement, except obligations accrued prior to such termination and except as provided in Section 3.3 of this Agreement.

                  (ii) Cause shall mean:

                        (A) the conviction of, or pleading guilty or nolo contendere to, any felony; or

                        (B) the conviction, or pleading guilty or nolo contendere to, any crime (other than a felony) involving moral turpitude; or

                        (C) gross negligence or willful misconduct in the conduct of Executive's duties or willful or repeated failure or refusal to perform such duties as may be delegated to Executive by the Board of Directors which are consistent with Executive's position, and that as to any conduct concerning this Section 5.3(b)(iii), such conduct is not corrected by Executive within fourteen (14) days following receipt by Executive of written notice from the Board of Directors, such notice to state with reasonable specificity the nature of the breach, failure or refusal, gross negligence or willful misconduct related to Executive's employment with the Corporation; or

                        (D) violation of the provisions of Section 7 or 8 of this Agreement..

            (d) In the event that Executive's employment is terminated other than pursuant to Section 5.1, 5.2 or 5.3 of this Agreement, or in the event of a termination by Executive for Good Reason, as hereinafter defined, then the Corporation shall pay the following amount to Executive the product of (a) Executive's Base Salary on the date of such termination plus the Bonus paid (or payable) to Executive for the fiscal year immediately preceding the date of such termination multiplied by the number of full or partial months remaining in the Employment Term divided by twelve (12). Such amount shall be paid within thirty
(30) days of the date of termination.

            (e) (i) If, during the period commencing 120 days prior to a Change of Control and ending on the first anniversary of a Change of Control, Executive's employment shall have been terminated by the Corporation (other than pursuant to Section 4.1, 4.2 or 4.3), or by Executive:

                        (A) all unvested options to acquire stock of the Corporation held by Executive shall vest on the date of termination;

                        (B) the Corporation shall make a lump sum cash payment to Executive within ten (10) days of the date of termination in an amount equal to (i) the amount of compensation that is accrued and unpaid through the date of termination pursuant to Section 4 of this Agreement and (ii) six (6) times the total compensation received by Executive pursuant to Sections 4.1 and 4.3 of this Agreement for the preceding fiscal year.

            (ii) In the event that any payment (or portion thereof) to Executive under Section 5.5(a) is determined to constitute an "excess parachute payment," under Sections 280G and 4999 of the Code, the following calculations shall be made:

                        (A) The after-tax value to Executive of the payments under Section 5.5(a) without any reduction; and

                        (B) The after-tax value to Executive of the payments under Section 5.5(a) as reduced to the maximum amount (the "Maximum Amount") which may be paid to Executive without any portion of the payments constituting an "excess parachute payment."

                        (C) If after applying the calculations set forth above, it is determined that the after-tax value determined under clause (ii) above is greater than the after-tax value determined under clause (i) above, the payments to Executive under Section 5.5(a) shall be reduced to the Maximum Amount.

            (iii) As used herein, the term "Change of Control" shall mean:

                        (A) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof including a "group" as defined in
Section 13(d) of the Exchange Act, but excluding the Corporation or any subsidiary or any affiliate of the Corporation or any employee benefit plan sponsored or maintained by the Corporation or any subsidiary of the Corporation (including any trustee of such plan acting as trustee), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing a majority of the combined voting power of the Corporation's then outstanding securities; or

                        (B) When, during any period of twenty-four (24) consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or through the operation of this proviso; or

                        (C) The occurrence of a transaction requiring stockholder approval for the acquisition of the Corporation by an entity other than the Corporation or a subsidiary or an affiliated company of the Corporation through purchase of assets, or by merger, or otherwise, except for a merger or other reorganization the principal purpose of which is to changes the state of the Corporation's domicile and which does not otherwise result in a Change of Control.

            (f) Executive may terminate this Agreement for Good Reason. As used herein, the term "Good Reason" shall mean the occurrence of any of the following:

                  (i) the assignment to Executive, without his consent, of any duties inconsistent in any substantial and negative respect with his positions, duties, responsibilities and status with the Corporation as contemplated hereunder, if not remedied by the Corporation within thirty (30) days after receipt of written notice thereof from Executive;

                  (ii) the removal of Executive, without his consent, from any positions or offices Executive held as contemplated hereunder (except in connection with the termination of Executive's employment by the Corporation for Cause or on account of Total Disability pursuant to the requirements of this Agreement), if not remedied by the Corporation within thirty (30) days after receipt of written notice thereof from Executive;

                  (iii) a reduction by the Corporation, without the consent of Executive, of Executive's Base Salary as in effect as contemplated hereunder or a reduction in any formula used in computing Executive's compensation pursuant to Section 4 of this Agreement;

                  (iv) any material breach by the Corporation of the terms of this Agreement that is not remedied by the Corporation within thirty (30) days after receipt of written notice thereof from Executive;

                  (v) the relocation of Executive's work location, without Executive's consent, to a place more than seventy five (75) miles from the location set forth herein; or

      6. VACATION. During the Employment Term, Executive shall be entitled to a vacation of four (4) weeks per year, during which period his Base Salary shall be paid in full. Executive shall take his vacation at such time or times as Executive and the Corporation shall determine is mutually convenient.

      7. CONFIDENTIAL INFORMATION; INVENTIONS.

            (a) Executive recognizes and acknowledges that the Corporation, through the expenditure of considerable time and money, has developed and will continue to develop in the future information concerning customers, clients, marketing, products, services, business, research and development activities and operational methods of the Corporation and its customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Corporation, the disclosure of which could or does have a material adverse effect on the Corporation, its business, any business it proposes to engage in, its operations, financial condition or prospects and that the same are confidential and proprietary and considered "confidential information" of the Corporation for the purposes of this Agreement. In consideration of his employment, Executive agrees that he will not, during or after the Term, without the consent of the Board of Directors, make any disclosure of confidential information now or hereafter possessed by the Corporation, to any person, partnership, corporation or entity either during or after the term here of, except that nothing in this Agreement shall be construed to prohibit Executive from using or disclosing such information (a) during the Term, if such disclosure is necessary in the normal course of the Corporation's business in accordance with Corporation policies or instructions or authorization from the Board, or (b) during or after the Term if such information shall become public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure, or (c) subsequent to the Term, if such information shall have either (i) been developed by Executive independent of any of the Corporation's confidential or proprietary information or (ii) been disclosed to Executive by a person not subject to a confidentiality agreement with or other obligation of confidentiality to the Corporation.

            (b) In the event that any trade secrets or other confidential information covered by Section 7.1 of this Agreement is required to be produced by Executive pursuant to legal process, Executive shall give the Corporation notice of such legal process within a reasonable time, but not later than ten
(10) business days prior to the date such disclosure is to be made, unless Executive has received less notice, in which event Executive shall immediately notify the Corporation. The Corporation shall have the right to object to any such disclosure, and if the Corporation objects (at the Corporation's cost and expense) in a timely manner so that Executive is not subject to penalties for failure to make such disclosure, Executive shall not make any disclosure until there has been a court determination on the Corporation's objections. If disclosure is required by a court order, final beyond right of review, or if the Corporation does not object to the disclosure, Executive shall make disclosure only to the extent that disclosure is unequivocally required by the court order, and Executive will exercise reasonable efforts at the Corporation's expense, to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

            (c) Executive agrees promptly to disclose in writing to the Corporation any invention, design, system, process, development or other discovery (collectively, "inventions and discoveries") conceived, created or made by him during the period of time that this Agreement remains in full force and effect, whether during or after working hours, in any business in which the Corporation is then engaged or which otherwise relates to any product or service dealt in by the Corporation and such inventions and discoveries shall be the Corporation's sole property, regardless of whether such inventions and discoveries are otherwise treated as work performed for hire and regardless of whether such inventions and discoveries are or can be patented, registered or copyrighted. Upon the Corporation's request, Executive shall execute and assign to the Corporation all applications for copyrights, trademarks and letters patent of the United States and such foreign countries as the Corporation may designate, and Executive shall execute and deliver to the Corporation such other instruments as the Corporation deems necessary to vest in the Corporation the sole ownership of all rights, title and interest in and to such inventions and discoveries, as well as all copyrights and/or patents. Executive shall also give the Corporation all assistance it may reasonably require, including the giving of testimony in any suit, action, investigation or other proceeding in connection with the foregoing. If services in connection with applications for copyrights and/or patents are performed by Executive at the Corporation's request after the termination of his employment and consultancy hereunder, the Corporation shall pay him reasonable compensation for such services rendered after termination of this Agreement.

            (d) For the purposes of Sections 7 and 8 of this Agreement, the term "Corporation" shall include the Corporation, its parent, its subsidiaries and affiliates, other than affiliates whose relationship as an affiliate is derived solely from Executive's interest in or position at the affiliate.

      8. COVENANT NOT TO COMPETE.

            (a) Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Corporation that Executive agree, and accordingly, Executive does hereby agree that, except as provided in Section
8.3 of this Agreement, he shall not, directly or indirectly, at any time during the Restricted Period within the Restricted Area (as such terms are defined in Section 8.4 of this Agreement), engage in any Competitive Business (as defined in said Section 8.4), either on his own behalf or as an officer, director, stockholder, partner, principal, trustee, investor, consultant, associate, employee, owner, agent, creditor, guarantor, independent contractor, co-venturer of any third party or in any other relationship or capacity.

            (b) Executive hereby agrees that he will not, directly or indirectly, for or on behalf of himself or any third party, at any time during the Restricted Period (i) solicit any customers of the Corporation or (ii) solicit, employ or engage, or cause, encourage or authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee or agent of the Corporation.

            (c) This Section 8 shall not be construed to prevent Executive from owning, directly and indirectly, in the aggregate, an amount not exceeding three percent (3%) of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.

            (d) The term "Restricted Period," as used in this Section 8, shall mean the period of Executive's employment or consultancy hereunder plus twenty-four (24) months after the date Executive is no longer employed by the Corporation or engaged as a consultant. The term "Restricted Area" as used in this Section 8 shall mean anywhere in the world. The term "Competitive Business" as used in this Agreement shall mean the design, manufacture, sale, marketing or distribution of products in the categories of products sold by, or under license from, or under development by the Corporation or any of its affiliates.

      9. INJUNCTIVE RELIEF. Executive agrees that his violation or threatened violation of any of the provisions of Sections 7 or 8 of this Agreement shall cause immediate and irreparable harm to the Corporation. In the event of any breach or threatened breach of any of said provisions, Executive consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Executive from any violation or threatened violation of such provisions and compelling Executive to comply with such provisions. This
Section 9 shall not affect or limit, and the injunctive relief provided in this
Section 9 shall be in addition to, any other remedies available to the Corporation at law or in equity or in arbitration for any such violation by Executive. The provisions of Sections 7, 8 and 9 of this Agreement shall survive any termination of this Agreement and Executive's employment and consultancy pursuant to this Agreement.

      10. REASONABLENESS OF COVENANTS. Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7 and 8 hereof. Executive agrees that said restraints are necessary for the reasonable and proper protection of the Corporation and its subsidiaries and affiliates, and that each and every one of the restraints is reasonable in respect to subject matter, length of time, geographic area and otherwise. Executive further acknowledges that, in the event any provision of Sections 7 and 8 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area, too great a range of activities or otherwise, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

      11. MISCELLANEOUS.

            (a) The Corporation shall provide Executive with indemnification and payment of legal fees to the maximum extent permitted by the Corporation's Certificate of Incorporation, By-Laws, and the laws of the jurisdiction under which the Corporation is organized.

            (b) The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            (c) Neither Executive nor the Corporation may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other, except the Corporation may transfer its rights and duties in connection with a sale of all or substantially all of its assets or in connection with a merger, consolidation or other business combination.

            (d) This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Executive's employment by the Corporation, supersedes all prior understandings and agreements, whether oral or written, between Executive and the Corporation, including the Prior Agreement, and shall not be amended or modified except by an instrument in writing which expressly states that it is an amendment or modification and is executed by both Parties.

            (e) No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to either party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such party of any other rights or the seeking of any other rights or remedies against any other party.

            (f) This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

            (g) The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            (h) Any and all notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by messenger or overnight courier service which provides evidence of delivery to the party at the address set forth at the beginning of this Agreement or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the date of attempted delivery if delivery is refused.

            (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to such State's principles of conflicts of laws and each of the Parties irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of New York, County of New York or Westchester, and (ii) waives any claim that the jurisdiction of any such court is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereof.

            (j) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.



                                      SECURITY INTELLIGENCE TECHNOLOGIES, INC.



                                      By: /s/ Ben Jamil
                                          -------------------------------
                                      Name: Ben Jamil
                                      Title:  Chief Executive Officer


                                      By:  /s/ Chris R. Decker
                                           ------------------------------
                                      Name:  Chris R. Decker